Exhibit 99.2

Dipexium Pharmaceuticals Closes Initial Public Offering

Underwriters exercise over-allotment option in connection with closing, raising gross offering proceeds to approximately $38 million

NEW YORK, March 18, 2014 /PRNewswire/ — Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX), a late stage biopharmaceutical company developing Locilex™ (pexiganan acetate cream 1%), a proposed treatment for mild infections of diabetic foot ulcers, today announced the closing of its initial public offering of 3,162,500 shares of its common stock at a public offering price of $12.00 per share.

The shares sold include 412,500 shares which were subject to an underwriters’ over-allotment option that was exercised and closed on concurrently with the closing of the initial public offering.

Gross proceeds raised by Dipexium in the offering were $37,950,000, and net proceeds are expected to be approximately $35,093,500.  Dipexium expects to use the net proceeds received from the offering to further develop Locilex™ including, without limitation, conducting the company’s pivotal Phase 3 clinical studies, commencing preliminary commercialization activities, expanding uses of Locilex™, as well as for working capital and general corporate purposes.

Oppenheimer & Co. acted as sole book-running manager for the offering.  Feltl and Company acted as co-lead manager of the offering. Trout Capital LLC acted as a financial advisor to Dipexium.

About Dipexium Pharmaceuticals

Dipexium Pharmaceuticals, Inc. (NASDAQ: DPRX) is an emerging biotechnology company formed to develop and commercialize Locilex™ (pexiganan acetate cream 1%), a novel, broad spectrum, small peptide topical antibiotic for the treatment of certain mild and moderate skin infections in superficial wounds.  Initially, Locilex™ is targeted for the treatment of mild infections of diabetic foot ulcers.  Based on a compilation of available clinical and microbiology data, Locilex™ is also considered a promising product candidate, to treat acute bacterial skin and skin structure infections (ABSSSI) in superficial wounds, including infected decubitus ulcers, infected burns, infected surgical wounds and nasal colonization of methicillin-resistant staphylococcus aureus (MRSA).

Cautionary Note on Forward-Looking Statements

This press release and any statements of representatives and partners of Dipexium Pharmaceuticals, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the U.S. federal securities laws.  Such forward-looking statements involve significant risks and uncertainties.  Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy.  Actual results (including, without limitation, the timing for and results of the clinical trials and proposed NDA submission for Locilex™) may differ significantly from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

David P. Luci
President and Chief Executive Officer
Dipexium Pharmaceuticals, Inc.
(917) 533-1469
davidluci@dipexium.com

© 2014 Dipexium Pharmaceuticals, Inc.  All rights reserved.

SOURCE Dipexium Pharmaceuticals, Inc.